Exhibit 99.1

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Serologicals Corporation (the “Company”), hereby certifies that the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 11, 2002

/s/ David A. Dodd David A. Dodd President, Chief Executive Officer and Director

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